Exhibit 10.8

FORM OF

EMPLOYEE AND INTERCOMPANY MATTERS AGREEMENT

This EMPLOYEE AND INTERCOMPANY MATTERS AGREEMENT (this “Agreement”), dated as of [___], 2026, is made by and among ARKO Corp., a Delaware corporation (“ARKO”), Arko Convenience Stores, LLC, a Delaware limited liability company (“ACS”), GPM Investments, LLC, a Delaware limited liability company (“GPM”), the other parties listed as “Additional GPM Parties” on the signature pages hereto, ARKO Petroleum Corp., a Delaware corporation (“APC”), and the other parties listed as “Additional APC Parties” on the signature pages hereto.

RECITALS

A. APC is currently a wholly owned subsidiary of ACS.

B. In connection with the IPO, immediately prior to the Effective Time, certain entities are being contributed to APC, certain assets are being contributed to the APC Group, and certain employees of GPM will be transferred to APC (the “Transactions”).

C. To facilitate the Transactions, the parties deem it appropriate and in their respective best interests to enter into this Agreement for the purpose of allocating among them certain assets, Liabilities and responsibilities with respect to certain shared obligations, in each case as set forth herein, including, without limitation, those related to indebtedness, insurance, employment matters, employee compensation and benefit plans and programs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

In addition to the other terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set forth below:

“APC Benefit Plans” means any Benefit Plan sponsored or maintained or contributed to by APC or any member of the APC Group (or their respective predecessors), and any Benefit Plan assumed or adopted by APC or any member of the APC Group, specifically excluding any GPM Benefit Plan.

“APC Employees” means employees of APC or any member of the APC Group, regardless of whether any such individual is actively at work or is not actively at work as a result of disability or illness or a leave of absence.

“APC Group” means APC and its subsidiaries.

“ARKO Corp.” means ARKO Corp., a Delaware corporation.

“ARKO Group” means ARKO Corp., including its subsidiaries, other than the APC Group.

“Benefit Plan” means, with respect to an entity, each plan, program, arrangement, agreement or commitment (whether written or unwritten, formal or informal) that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, wellness, sick leave, vacation pay, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, (a) including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or has any Liabilities, directly or indirectly, contingent or fixed) and (b) excluding any indemnification obligations, other than any obligations contained in any of the foregoing.

“Change of Control” means the consummation of any transaction or series of related transactions (however structured or evidenced) which: (a) results in ARKO Group no longer directly or indirectly controlling more than 50% of the combined voting power of the capital stock of APC entitled to vote generally in the election of directors of APC; (b) involves the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the APC Group taken as a whole; or (c) results in APC no longer directly or indirectly controlling more than 50% of the combined voting power of either of GPM Empire, LLC or GPM Petroleum, LLC (or their successor by merger).

“COBRA” means the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Conflicts Committee” means a committee of the Board of Directors of APC composed entirely of two or more directors, each of whom is determined by such board to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and by the national securities exchange on which any class of APC’s stock is then listed or admitted to trading and who do not also serve on the Board of Directors of ARKO.

“Effective Time” means immediately prior to the consummation of the IPO on the IPO Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Former APC Employees” means former employees of APC or any member of the APC Group, or any predecessor company thereto.

“GPM Benefit Plans” means any Benefit Plan sponsored or maintained by GPM or any member of the GPM Group, specifically excluding any APC Benefit Plan.

“GPM Group” means GPM’s subsidiaries, GPM, ACS, and ARKO, which, for avoidance of doubt, following the Effective Time does not include any members of the APC Group.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Indenture” means that certain Indenture, dated as of October 21, 2021, by and among ARKO Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee with respect to ARKO Corp.’s 5.125% Senior Notes Due 2029 (the “Notes”).

“IPO” means an underwritten public offering of Class A Common Stock of APC.

“IPO Closing Date” means the date on which the consummation of the IPO occurs.

“Laws” means all applicable laws, statutes, ordinances, codes, rules, regulations, orders, writs, injunctions, judgments, decrees, and other pronouncements having the effect of law of any federal, state, local, or foreign government, or any political subdivision thereof, or any agency, department, commission, board, bureau, or instrumentality of any such government or political subdivision, or any court or arbitrator.

“Liability” means any and all debts, guarantees, assurances, commitments, liabilities, responsibilities, losses, remediation, deficiencies, damages, fines, penalties, settlements, sanctions, costs, expenses, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved or determined or determinable, including those arising under any Law, claim (including any third party claim), demand, action or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority or arbitration tribunal, or those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Management Services Agreement” means the Management Services Agreement, effective as of the Effective Time, entered into between ARKO and APC, each on behalf of themselves and their respective subsidiaries (other than, in the case of ARKO, the APC Group).

“Notes” has the meaning given to such term in the definition of “Indenture.”

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any governmental authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Shared Policies” means insurance policies that cover at least one member of the GPM Group and one member of the APC Group.

ARTICLE II

401(K), NONQUALIFIED DEFERRED COMPENSATION,

AND HEALTH AND WELFARE PLANS

2.1 401(k) Plan. Members of the APC Group which employ employees eligible for the GPM Investments 401(k) Plan (the “GPM 401(k) Plan”) shall become “participating employers” (as such term is defined in the GPM 401(k) Plan) in the GPM 401(k) Plan until such time as APC establishes and adopts its own 401(k) plan (the “APC 401(k) Plan”). Upon adoption by APC of the APC 401(k) plan, APC shall require that the trust that funds the APC 401(k) Plan accept a direct trust-to-trust transfer of the account balances of such eligible employees of APC and the APC Group from the trust that funds the GPM 401(k) Plan, which transfer shall include without limitation such employees’ loans taken out under the GPM 401(k) Plan.

2.2 Nonqualified Deferred Compensation Plan.

(a) The participation of employees of APC or any member of the APC Group in the GPM Investments, LLC Non-Qualified Plan (the “GPM Nonqualified Plan”) shall continue until such time as APC or any member of the APC Group adopts a nonqualified deferred compensation plan for APC’s executive employees. All deferral elections under the GPM Nonqualified Plans shall remain in effect for the year(s) to which they relate subject to the terms and conditions of the GPM Nonqualified Plans.

(b) If APC or any member of the APC Group adopts a nonqualified deferred compensation plan for employees, APC (or the applicable member of the APC Group that adopted such plan) agrees to assume all Liabilities associated with payment of account balances attributable to APC Employees or Former APC Employees under the GPM Nonqualified Plans, all in accordance with Code Section 409A.

2.3 Health and Welfare Benefit Plan.

(a) Unless otherwise determined by GPM, APC Group companies’ participation in GPM’s health and welfare benefit plans (collectively, “GPM H&W Plan”), shall continue until such time as APC adopts, or APC causes one of its subsidiaries to adopt, a health and welfare benefit plan subject to ERISA (each, an “APC Health and Welfare Benefit Plan”). Effective upon the adoption of an APC Health and Welfare Benefit Plan, APC (or its subsidiary(ies)) shall, subject to any actively-at-work requirements, permit and facilitate participation of eligible employees of APC and each member of the APC Group (and their dependents and beneficiaries), who, were, as of the date immediately prior to the adoption of the APC Health and Welfare Benefit Plan, eligible to participate in the GPM H&W Plan. APC shall waive or cause to be waived all limitations as to preexisting conditions or waiting periods with respect to participation and coverage requirements applicable to each APC Group Employee under the applicable APC Health and Welfare Benefit Plan in which APC Group Employees participate (or are eligible to participate) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous GPM Welfare Plan. APC shall provide or cause each APC Group Employee to be provided with credit for any co-payments, deductibles or other out-of-pocket amounts paid during the plan year in which the APC Group Employees become eligible to participate in the applicable APC Health and Welfare Benefit Plan in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under such plan for such plan year.

(b) For so long as APC or its subsidiary(ies) that employ or employed participants in the APC Health and Welfare Benefit Plan or participants in any other employee benefit program (x) are, when combined with GPM or any of its subsidiaries (other than APC or any of its subsidiaries) treated as a “single employer” under Code Section 414(b) or 414(c) or successor provisions and the regulations thereunder, or (y) would otherwise be aggregated with GPM or any of its subsidiaries (other than APC or any of its subsidiaries) for purposes of performing applicable nondiscrimination tests (all as determined by GPM in its reasonable discretion), APC or APC shall ensure or APC shall cause its applicable subsidiary to ensure that the APC Health and Welfare Benefit Plan does not contain terms or conditions that vary from those of the GPM H&W Plan.

2.4 Service Recognition.

With respect to the APC 401(k) Plan, any non-qualified plan adopted by APC, and each APC Health and Welfare Benefit Plan, APC shall, and shall cause each member of the APC Group to, give each APC Group Employee full credit for purposes of eligibility, vesting, and determination of level of benefits for such APC Group Employee’s prior service with GPM or any predecessor thereto, to the same extent such service was recognized by the corresponding GPM Benefit Plan; provided, that, such service shall not be recognized to the extent it would result in the duplication of benefits.

2.5 Plan Liabilities.

Notwithstanding anything in this Agreement to the contrary, APC shall be responsible for any Liabilities associated with the participation by APC Employees and Former APC Employees (and their dependents or beneficiaries) in the GPM H&W Plan, GPM 401(k) Plan, and GPM Nonqualified Plan incurred prior to terminating participation in such Benefit Plan, no matter when such claims or Liabilities are filed, reported or payable; provided, however, that any premiums, claims and other administrative costs shall be allocated or passed through in accordance with Article V of this Agreement and with the Management Services Agreement. These Liabilities include, for avoidance of doubt, any matching contributions and contributions to HAS plans.

2.6 Compliance. So long as any member of the GPM Group, on the one hand, and any member of the APC Group, on the other hand, are considered to be within a “controlled group” for purposes of any Benefit Plan, the parties shall (a) cooperate with each other prior to taking any material action that could have an adverse impact on, or increase the costs to, the other party or such Benefit Plan; and (b) cooperate with each other, including by providing any information or assistance reasonably requested by the other party, with respect to compliance by each party with the administration and the terms any such Benefit Plan and applicable Law.

ARTICLE III

EQUITY COMPENSATION

3.1 Equity Compensation/SEC Registration.

(a) Upon adoption of its own equity-based incentive compensation plan, if APC chooses in its discretion to adopt such a plan, APC agrees to use commercially reasonable efforts to file with the SEC and maintain effective registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the equity that may be awarded under such equity-based incentive compensation plan (including any successor or replacement plan, the “APC LTIP”) to the extent any such registration statement is required by applicable Law. APC shall be responsible for taking all appropriate action (i) to administer the APC LTIP so that it complies with applicable Law, including compliance with Section 16 of the Exchange Act; and (ii) to the extent shares for issuance under the APC LTIP are not registered under the Securities Act as of the IPO Closing Date, to, as promptly as reasonably practicable following the later of the adoption of the APC LTIP or the IPO Closing Date, register shares under the Securities Act for issuance under the APC LTIP.

(b) With respect to restricted stock unit awards issued to employees of APC or any member of the APC Group (or such entities’ predecessors) under the ARKO Corp. 2020 Incentive Compensation Plan (the “ARKO LTIP”), which awards remain unvested or otherwise outstanding as of the IPO Closing Date and any awards made to employees of APC or a member of the APC Group under the ARKO LTIP made after the IPO Closing Date (collectively, “Outstanding GPM Awards”): (i) such Outstanding GPM Awards shall vest or continue to vest and be settled or forfeited according to their terms and conditions (including the same time-based and, unless otherwise agreed to by the ARKO Corp. Board of Directors or its Compensation Committee and the APC Board of Directors or its Compensation Committee. performance-based vesting schedule and conditions), or (ii) later, following the Effective Time, if legally permissible as determined by the ARKO Corp. Board of Directors or its Compensation Committee, and agreed to by the APC Board of Directors or its Compensation Committee, be converted (in whole or in part, as applicable) into awards issued under the APC LTIP, all according to the terms of the applicable ARKO LTIP and award agreement and the applicable APC LTIP and award agreement, it being understood that all or any portion of such Outstanding GPM Award that is converted into an award issued under the APC LTIP shall be forfeited under the applicable ARKO LTIP in exchange for such awards issued under the APC LTIP. To the extent such conversion or exchange occurs, the conversion or exchange of any awards shall be based on an adjustment ratio adopted by the APC Board or the APC Compensation Committee in its sole and absolute discretion for purposes of making equitable adjustments to the awards that will continue to be held by APC Group Employees. Notwithstanding anything to the contrary in the foregoing, ARKO’s Board of Directors or its Compensation Committee shall have the exclusive authority to determine the treatment of any Outstanding GPM Awards in the event of a subsequent spin-off or sale of ARKO’s direct or indirect retained interest in APC and its subsidiaries consistent with the terms of the ARKO LTIP or its successor LTIP and award agreements applicable thereunder.

ARTICLE IV

PAYROLL TAX

4.1 Payroll Taxes and Reporting. The parties shall, to the extent practicable, (i) treat APC or a member of the APC Group as a “successor employer” and GPM as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to APC Group Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each APC Group Employee for the calendar year in which the IPO occurs.

ARTICLE V

WORKERS’ COMPENSATION

5.1 Workers’ Compensation and Benefits. For so long as APC or any member of the APC Group continues to participate in: (i) any workers compensation programs of GPM or any member of the GPM Group, (ii) any health and welfare plans of GPM or any member of the GPM Group (including for the sake of clarity, any COBRA participation), (iii) the GPM 401(k) Plan, (iv) the GPM Nonqualified Plans or (v) the GPM Investments, LLC Texas Occupational Injury Benefit Plan, GPM shall allocate or pass through, as applicable, the premiums, deductibles, self-inured retentions, claims and other costs and expenses under any such program or plan, as applicable, to APC and members of the APC Group in the same manner that GPM administers and allocates or passes through such premiums, claims and costs thereunder to members of the APC Group as of the date of this Agreement.

ARTICLE VI

CERTAIN COMPENSATION MATTERS

6.1 Equity and Bonus Allocation.

(a) Because the Outstanding GPM Awards are equity compensation for services rendered to APC or member(s) of the APC Group (or their predecessors), the actual amounts paid in cash for payroll and all other taxes withheld, in each case by any member of the ARKO Group, due to their settlement and/or exercise shall be reimbursed by APC or a member of the APC Group to the ARKO Group.

(b) APC or the applicable employer member of the APC Group shall remain responsible for payment of any short-term incentive/annual bonuses or any other bonuses, incentives, performance-based compensation, or other perquisites payable to employees employed by APC or a member of the APC Group.

6.2 Liabilities.

(a) As of the Effective Time, except as otherwise expressly provided for in this Agreement, APC shall, or shall cause one or more members of the APC Group to, assume or retain, as applicable, and APC shall, or shall cause one or more members of the APC Group, to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities, whenever incurred, under all APC Benefit Plans and (ii) all Liabilities, whenever incurred, with respect to the employment, service, termination of employment or termination of service of all APC Employees and of all Former APC Employees, and the respective dependents and beneficiaries of such APC Employees and Former APC Employees; provided, however, that if the APC Employee or Former APC Employee to which any such Liability relates is or was an employee exclusively of APC at the time such Liability arose, APC shall pay, perform, fulfill and discharge, in due course in full, such Liability. For avoidance of doubt, this shall include any and all workers’ compensation injuries, incidents, conditions, claims or coverage, whenever incurred (including claims incurred prior to, but not reported as of, such time). To the extent APC is not able to assume any such Liability or the administration, management or payment of any such claim solely because of the operation of applicable Law, GPM shall retain such Liabilities and APC shall reimburse and otherwise fully indemnify GPM for all such Liabilities, including the costs of administering the plans, programs or arrangements under which any such Liabilities have accrued or otherwise arisen.

(b) From time to time after the Effective Time, APC (acting directly or through a member of the APC Group) shall promptly reimburse GPM and ARKO, upon GPM’s reasonable request and the presentation by GPM or ARKO of such substantiating documentation as the payor may reasonably request, for the cost of any Liabilities satisfied by GPM or any member of the GPM Group that are, pursuant to this Agreement, the responsibility of APC or any member of the APC Group.

ARTICLE VII

INSURANCE, INDEBTEDNESS, AND CORPORATE MATTERS

7.1 Insurance Matters.

(a) From the Effective Time until the date on which ARKO or its subsidiaries cease to hold in excess of 50% of the outstanding equity of APC, or if earlier, if APC chooses to obtain its own insurance coverage (the “Coverage End Date”), the members of the APC Group shall continue to be insured on the terms and subject to the limits in place at the Effective Time under the Shared Policies and shall be entitled to receive coverage thereunder to the same extent as the GPM Group, in each case to the extent permitted under such applicable policy. As of the Coverage End Date, the coverage under all Shared Policies shall continue in force only for the benefit of the GPM Group and not for the benefit of the APC Group.

(b) If any Shared Policy with an unaffiliated third party insurer cover APC Group Liabilities that shall have been reported to such unaffiliated third party insurer before the Coverage End Date under an occurrence-based or claims-made policy (collectively, “Covered Claims”), then the members of the APC Group may claim coverage for such Covered Claims under such Shared Policy and receive any insurance recoverables with respect thereto, without any prejudice or limitation to GPM seeking insurance under such Shared Policy for its own claims. GPM agrees to reasonably cooperate with the APC Group concerning the pursuit of coverage with respect to any such Covered Claim, in each case at the expense of the APC Group (to the extent such expenses are not covered by the applicable Shared Policy).

(c) Each Party shall be responsible for complying with the terms of the Shared Policies to obtain coverage for such Covered Claims, including if the applicable Shared Policy requires any payments to be made in connection therewith (including self-insured retentions or deductibles), and the applicable Party shall make any such required payments and maintain any required or appropriate accruals or reserves for such Covered Claims. To the extent (i) any self-insured retention or deductible must be shared because a Covered Claim relates to both the GPM Group and the APC Group or (ii) the policy maximum is reached in any policy year, APC (acting through its Conflicts Committee) and GPM shall negotiate in good faith to determine a fair and equitable allocation.

7.2 Further Assurances. To the extent that any transfers of assets or assumptions of liabilities contemplated by the Transactions have not been consummated as of the Effective Time, the parties agree to cooperate with each other and use commercially reasonable efforts to effect such transfers or assumptions while holding such assets or liabilities for the benefit of the appropriate party so that all the benefits and burdens relating to such asset or liability inure to the party entitled to receive or assume such asset or liability. Each party agrees to use commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated as part of the IPO.

7.3 Special Cooperation in Litigation Matters.

(a) Each party shall reasonably assist the other party in connection with requests for information from, audits or other examinations of, such other party by a governmental entity, in each case, except as otherwise set forth in this Agreement, the Management Services Agreement, or may otherwise be agreed to by the parties in writing, at no additional cost to the party requesting such assistance other than for the actual out-of-pocket costs incurred by any such other party, if applicable.

(b) Each party shall make available to the other parties, upon reasonable written request, its officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses to the extent that (i) such individuals may reasonably be required to testify in connection with the prosecution or defense of any action in which the requesting party may from time to time be involved (except for claims, demands or actions in which one or more parties is adverse to one or more other party); and (ii) there is no conflict in the action between the requesting party and the other party. A party providing a witness to the other party shall be entitled to receive from the recipient of such witness services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly paid under applicable Law.

7.4 Indemnitor of First Resort. Certain of the directors and officers of APC who are designated by ARKO or its subsidiaries (the “ARKO D&O Indemnitees”) have or will have rights to indemnification, advancement of expenses and/or insurance provided by ARKO or certain of its subsidiaries (collectively, the “ARKO Indemnitors”) in connection with their service as directors or officers of APC or its subsidiaries. Notwithstanding any such rights to indemnification, advancement of expenses and/or insurance provided by any ARKO Indemnitor, (a) APC or its subsidiaries, as applicable, is the indemnitor of first resort (i.e., APC’s or its subsidiary’s obligations to the ARKO D&O Indemnitees are primary, and any obligation of the ARKO Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any ARKO D&O Indemnitee are secondary); (b) APC or its subsidiaries, as applicable, shall be required to advance the full amount of expenses incurred by the ARKO D&O Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, any other agreement between APC or its subsidiaries, on the one hand, and the ARKO D&O Indemnitees, on the other hand, or the certificate of incorporation or bylaws (or equivalent governing documents) of APC and its subsidiaries; and (c) APC, on behalf of itself and its subsidiaries, hereby irrevocably waives, relinquishes and releases each of the ARKO Indemnitors from any and all claims against any of the ARKO Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. In addition, notwithstanding any advancement or payment by the ARKO Indemnitors to or on behalf of any ARKO D&O Indemnitee with respect to any claim for which a ARKO D&O Indemnitee has sought or may seek indemnification from APC or its subsidiaries, (i) none of APC’s or its subsidiaries’ obligations hereunder shall be affected; (ii) the ARKO Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such APC D&O Indemnitee, as applicable, against APC and its subsidiaries; and (iii) for the avoidance of doubt, all damages, costs, losses and other Liabilities incurred by any ARKO D&O Indemnitee in connection with his or her service as a director or officer of APC or any of its subsidiaries shall constitute APC Liabilities. For the elimination of doubt, nothing contained herein shall impair or otherwise adversely affect the rights of any ARKO D&O Indemnitee to indemnification and advancement of expenses under (i) the applicable certificate of incorporation, bylaws or other governing documents of any member of the ARKO Group or the APC Group or (ii) any agreement to which such ARKO D&O Indemnitee is a party.

7.5 Covenants Regarding the Indenture.

(a) Each member of the APC Group covenants and agrees that, for so long as it is a Guarantor or Restricted Subsidiary under, and as defined in, the Indenture: (i) it shall at all times comply with the terms and conditions of the Indenture; (ii) it shall take no action nor omit to take any action which may reasonably cause a violation of any of the representations, warranties, covenants or other terms of the Indenture; and (iii) it shall not without ARKO’s prior consent in ARKO’s sole discretion, utilize any of the “baskets” provided for in the Indenture.

(b) ARKO and the GPM Group covenant and agree that, for so long as any member of the APC Group is a Guarantor or Restricted Subsidiary under, and as defined in, the Indenture: they (i) shall at all times comply with the terms and conditions of the Indenture; (ii) shall take no action nor omit to take any action which may reasonably cause a violation of any of the representations, warranties, covenants or other terms of the Indenture; (iii) will not extend the duration of the obligations under the Indenture, increase the principal amount owing under the Indenture, or enter into additional debt obligations which require a guarantee or restriction by any member of the APC Group under the indenture; and (iv) will indemnify, defend and hold harmless the APC Group from any and all payment obligations arising under the Indenture and shall reimburse each member of the APC Group for any amounts which any such member of the APC Group remits to (x) the Trustee under the Indenture or (y) any holder of Notes in accordance with the Indenture.

ARTICLE VIII

LEGAL PRIVILEGE

8.1 Privilege With Respect to Related Party Transactions and Services. To the extent a party comes into privileged information of any other party in connection with the provision or the receipt of services under the Management Services Agreement or any of the matters provided for herein, the parties hereby agree that the common interest privilege shall attach, to the maximum extent permitted by applicable Laws, to such information (it being understood that such common interest shall not diminish, terminate or otherwise affect any attorney-client privilege, protection pursuant to the work product doctrine or other privilege or protection under this Agreement or otherwise of any Party with respect to any such information).

8.2 Privilege With Respect to Historical Information. The parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of ARKO and its subsidiaries, and that each of the members of the GPM Group and the APC Group should be deemed to be the client with respect to such pre-Effective Time services for the purposes of asserting all privileges, immunities, or other protections from disclosure which may be asserted under applicable Laws, including attorney-client privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”). The parties shall have a shared Privilege with respect to all information subject to Privilege (“Privileged Information”) which relates to such pre-Effective Time services. For the avoidance of doubt, Privileged Information includes services rendered by legal counsel retained or employed by any party (or any member of such party’s group), including outside counsel and in-house counsel.

8.3 Post-IPO Privileged Services. The parties recognize that legal and other professional services will be provided following the Effective Time to each of the GPM Group and the APC Group. The Parties further recognize that certain of such post-IPO services will be rendered solely for the benefit of the GPM Group or the APC Group, as the case may be, while other such post-IPO services may be rendered with respect to claims, proceedings, litigation, disputes, or other matters which involve both the GPM Group and the APC Group. With respect to such post-IPO services and related Privileged Information, the Parties agree as follows:

(a) All Privileged Information relating to any claims, proceedings, litigation, disputes or other matters which involve both the GPM Group and the APC Group shall be subject to a shared Privilege among the parties involved in the claims, proceedings, litigation, disputes, or other matters at issue; and

(b) Except as otherwise provided in this Section, Privileged Information relating to post-IPO services provided solely to: (i) any member of the GPM Group; or (ii) any member of the APC Group shall not be deemed shared between the parties; provided, that the foregoing shall not be construed or interpreted to restrict the right or authority of the parties (x) to enter into any further agreement, not otherwise inconsistent with the terms of this Agreement, concerning the sharing of Privileged Information, or (y) otherwise to share Privileged Information without waiving any Privilege which could be asserted under applicable Laws.

8.4 Process with Respect to Privileged Information. The parties agree as follows regarding all Privileged Information with respect to which the Parties shall have a shared Privilege:

(a) Subject to Section 8.4(c), no party may waive, allege or purport to waive, any Privilege which could be asserted under any applicable Laws, and in which any other party has a shared Privilege, without the consent of the other party (such consent not to be unreasonably withheld or conditioned). Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 30 days after written notice is given to such other party.

(b) If a dispute arises between or among the parties or their respective groups regarding whether a Privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, and shall endeavor to minimize any prejudice to the rights of the other party.

(c) In the event of any litigation or dispute between the parties, or any members of their respective groups, either such party may waive a Privilege in which the other party or member of such group has a shared Privilege, without obtaining the consent of the other party; provided that such waiver of a shared Privilege shall be effective only as to the use of Privileged Information with respect to the litigation or dispute between the parties and/or the applicable members of their respective groups, and shall not operate as a waiver of the shared Privilege with respect to third parties.

8.5 No Unintentional Waiver. The transfer of all information pursuant to this Agreement, the Management Services Agreement, and the other agreements among the parties hereto is made in reliance on the agreements set forth in this Article VIII, to maintain the confidentiality of Privileged Information and to assert and maintain any applicable Privilege. The access to information being granted pursuant to such agreements, the agreement to provide witnesses and individuals pursuant to this Agreement, the furnishing of notices and documents and other cooperative efforts contemplated herein, and the transfer of Privileged Information between the parties pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement.

ARTICLE IX

LICENSE OF NAME AND MARK

9.1 Grant of License. Upon the terms and conditions set forth in this Article IX, GPM hereby grants and conveys to each of the entities currently or hereafter comprising a part of the APC Group a nontransferable, nonexclusive, royalty free right and license (“License”) to use the name “GPM” (the “Name”) and any associated or related marks (the “Mark”).

9.2 Ownership and Quality. The APC Group agrees that ownership of the Name and the Mark and the goodwill relating thereto shall remain vested in GPM both during the term of this License and thereafter, and the APC Group further agrees, never to challenge, contest or question the validity of GPM’s ownership of the Name and Mark or any registration thereto by GPM. In connection with the use of the Name and the Mark, the APC Group shall not in any manner represent that they have any ownership in the Name and the Mark or registration thereof except as set forth herein, and the APC Group acknowledges that the use of the Name and the Mark shall not create any right, title or interest in or to the Name and the Mark, and all use of the Name and the Mark by the APC Group shall inure to the benefit of GPM. The APC Group agrees, to use the Name and Mark in accordance with such quality standards established by GPM and communicated to the APC Group from time to time, it being understood that the products and services offered by the members of the APC Group immediately before the Effective Time are of a quality that is acceptable to GPM and justifies the License.

9.3 Termination. The License shall terminate upon termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Sharing of Information. Subject to any limitations imposed by applicable Law, GPM and APC (acting directly or through members of the GPM Group or the APC Group, respectively) shall provide to the other and their respective representatives, agents and vendors all information relevant to the performance of the parties to this Agreement. The parties shall also enter into any business associate agreements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

10.2 GPM Benefit Plans/Right to Amend. Nothing in this Agreement shall prohibit GPM or any other member of the GPM Group from amending, modifying or terminating any GPM Benefit Plan at any time within its sole discretion, provided that any such amendment, modification or termination shall not relieve GPM or any member of the GPM Group from any obligation herein.

10.3 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of a third party and such consent is withheld, the parties to this Agreement shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure to obtain any such third-party consent, the parties to this Agreement shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

10.4 Regulatory Compliance/WARN. The parties to this Agreement shall, in connection with the actions taken pursuant to this Agreement, reasonably cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities Laws. Notwithstanding anything set forth in this Agreement to the contrary, none of the transactions contemplated by or undertaken by this Agreement or the IPO is intended to and shall not constitute or give rise to an “employment loss” or employment separation within the meaning of the federal Worker Adjustment and Retraining Notification (WARN) Act, or any other federal, state, or local law or legal requirement addressing mass employment separations.

10.5 Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA, and no party to this Agreement shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party to this Agreement shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party hereto for any Liabilities caused by the failure to satisfy any such responsibility.

10.6 No Third-Party Rights. The provisions of this Agreement are solely for the benefit of the parties hereto (and the other members of the GPM Group and the APC Group) and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including any employee, former employee (and each of the foregoing Person’s dependents and beneficiaries) of the GPM Group, APC or the APC Group. Furthermore, nothing in this Agreement is (a) intended to confer upon any employee or former employee of GPM, APC or any member of the GPM Group or the APC Group any right to continued employment, or any recall or similar rights to an individual on layoff or any type of leave, or (b) to be construed to relieve any insurance company of any responsibility for any employee benefit under any Benefit Plan or any other Liability. Nothing in this Agreement is intended as an amendment to any Benefit Plan or employment practice.

10.7 Entire Agreement. This Agreement, together with the applicable portions of the Management Services Agreement, constitutes the entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes any previous agreements and understandings between or among the parties with respect to such matters.

10.8 Effective Date of this Agreement. Once executed by all parties, this Agreement shall become effective as of the Effective Time.

10.9 Amendment; Waiver. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of GPM and APC. Notwithstanding the foregoing, in the event that APC directly or indirectly acquires or creates a subsidiary which is not otherwise a direct or indirect subsidiary of APC and which employs employees, the parties to this Agreement agree to re-negotiate this Agreement in good faith in order to, among other items, reflect that APC or such new subsidiary shall be responsible for Liabilities associated with such employees, including but not limited to their (and their dependents’) participation in APC Benefit Plans and/or GPM Benefit Plans. Any of the terms, covenants or conditions contained herein may be waived only by an instrument in writing signed by the party against whom such waiver is to be effective.

10.10 Termination.

(a) Except as provided in subsection (b) below, this Agreement may be terminated only by the mutual consent of each of the parties to this Agreement.

(b) Upon the occurrence of a Change of Control, or upon the occurrence of a change in control (as defined in the GPM LTIP) of GPM, each of GPM and APC, shall have the right to terminate this Agreement upon no fewer than 60 days’ prior written notice given to such other party.

10.11 Survival. The provisions of Article I, Section 2.2(b), Section 2.3(b), Section 2.5, Section 2.6, Section 3.1(b), Article V, Article VI, Article VII, and Article X shall survive the expiration or earlier termination of this Agreement.

10.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.13 Governing Law; Jurisdiction; Venue. This Agreement and all claims and causes of action (whether based in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance thereof shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles of such state that would result in the application of the laws of any jurisdiction other than those of the State of Delaware. Each party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any Delaware state appellate courts therefrom for any action, suit or proceeding arising out of or relating to this Agreement (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case such matter shall be brought before any state or federal court located in the State of Delaware), and each party hereby irrevocably and unconditionally agrees not to commence any such action, suit or proceeding except in such courts, (b) waives any objection to the laying of venue of any such action, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties further agrees that service of any process, summons, notice or document by registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be signed by their authorized representatives as of the date first above written.

ARKO Corp.
Arko Convenience Stores, LLC
GPM Investments, LLC

By:
Name: Arie Kotler
Title: Chief Executive Officer

By:
Name: Galagher Jeff
Title: Chief Financial Officer

[signatures continue on following pages]

[Signature Page to Employee and Intercompany Matters Agreement]

Additional GPM Parties
Admiral Real Estate I, LLC
Broyles Hospitality, LLC
Colonial Pantry Holdings, LLC
Florida Convenience Stores, LLC
GPM1, LLC
GPM2, LLC
GPM3, LLC
GPM4, LLC
GPM5, LLC
GPM6, LLC
GPM7, LLC
GPM8, LLC
GPM9, LLC
GPM Apple, LLC
GPM Gas Mart Realty Co, LLC
GPM Southeast, LLC
GPM Midwest, LLC
GPM Midwest 18, LLC
Marsh Village Pantries, LLC
Mundy Realty, LLC
Next Door Group LLC
Next Door RE Property, LLC
Pantry Property, LLC
Palm Food Stores, LLC
Pride Convenience Holdings, LLC
Pride Management, LLC
Pride Operating, LLC
Village Pantries Merger Sub, LLC
Village Pantry Specialty Holding LLC
Village Pantry, LLC
Viva Pantry and Petro Operations, LLC
Village Variety Store Operations, LLC
Worsley Operating Company, LLC

By:
Name: Arie Kotler
Title: Chief Executive Officer

By:
Name: Galagher Jeff
Title: Chief Financial Officer

[signatures continue on following page]

[Signature Page to Employee and Intercompany Matters Agreement]

ARKO Petroleum Corp.

By:
Name: Arie Kotler
Title: Chief Executive Officer

By:
Name: Jordan Mann
Title: Chief Financial Officer

Additional APC Parties
GPM Empire, LLC
GPM Petroleum GP, LLC
GPM Petroleum, LLC
GPM Petroleum LP
GPM RE, LLC
GPM Transportation Company, LLC
Pine Belt Oil Company, LLC
Ramco, LLC

By:
Name: Arie Kotler
Title: Chief Executive Officer

By:
Name: Galagher Jeff
Title: Chief Financial Officer

[Signature Page to Employee and Intercompany Matters Agreement]